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                                                                    EXHIBIT 10.5

                     CONSENT, WAIVER AND AMENDMENT AGREEMENT


         This Consent, Waiver and Amendment Agreement is dated effective January 25, 2001 between Interleukin Genetics, Inc., a Delaware corporation (the "Company") and The Tail Wind Fund Ltd. ("Tail Wind").

                                    RECITALS

         WHEREAS, the Company and Tail Wind are parties to that certain Purchase Agreement dated December 5, 2000 (the "Purchase Agreement") pursuant to which the Company issued $2,000,000 in aggregate purchase price of shares of its Common Stock to Tail Wind (the "Tail Wind Offering");

         WHEREAS, in order to provide funding for the Company's operations, the Company wishes to issue up to $3,000,000 in aggregate purchase price of shares of its Common Stock in an MFN Transaction (as defined in the Purchase Agreement) (the "New Offering") pursuant to the Purchase Agreement to be entered into between the Company and the Investors thereto substantially in the form attached hereto as Exhibit A (the "New Purchase Agreement");

         WHEREAS, to facilitate the consummation of the transactions contemplated by the New Purchase Agreement, the Company desires (i) to obtain from Tail Wind certain consents and waivers with respect to the Purchase Agreement and that certain Registration Rights Agreement dated December 5, 2000 between the Company and Tail Wind (the "Rights Agreement") and (ii) to amend certain provisions of the Purchase Agreement and the Rights Agreement;

         WHEREAS, Tail Wind desires to grant such waivers and consents and to amend the Purchase Agreement and the Rights Agreement in connection with the New Offering;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and referred to herein, the adequacy, sufficiency and receipt thereof which are hereby acknowledged, the parties hereby agree as follows:

         1. Tail Wind hereby agrees that Annex A hereto accurately and completely sets forth (i) the number of shares of Common Stock that the Company is required to issue to Tail Wind pursuant to Section 7 of the Purchase Agreement as a result of the New Offering; (ii) the adjusted exercise price of the Warrant (as defined in the Purchase Agreement) as required under Section 7 of the Purchase Agreement as a result of the New Offering; and (iii) the number of additional shares of Common Stock underlying the Warrant.

         2. The Company hereby represents and warrants that the securities issued pursuant to the Purchase Agreement and the securities to be initially issued pursuant to the New Purchase Agreement constitute less than twenty percent (20%) of the Company's outstanding Common Stock
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for purposes of the Nasdaq rules requiring shareholder approval. Tail Wind hereby waives all of its rights under Section 7.2(c) with respect to the New Offering, including, without limitation, its right to request that the Company obtain from Nasdaq its assurance that the New Offering will not be integrated with the Tail Wind Offering for purposes of the shareholder approval rules of Nasdaq and its right to require the Company to redeem its Common Stock from Tail Wind with respect to the New Offering.

         3. Pursuant to Sections 7.2(a) and (b) of the Purchase Agreement, Tail Wind hereby consents to the issuance of the securities of the Company in the New Offering pursuant to the terms of the New Purchase Agreement.

         4. Tail Wind hereby waives its rights under Section 7.3 of the Purchase Agreement to purchase any securities offered in the New Offering and waives all provisions under Section 7.3 of the Purchase Agreement related to the exercise of such rights in connection with the New Offering, including, without limitation, the right of Tail Wind to receive seven (7) business days advance notice of the terms of the New Offering; provided, however, that if the terms of the New Purchase Agreement or New Registration Rights Agreement attached hereto as Exhibit B are changed from that attached hereto, the Company shall be required to provide a new notice to Tail Wind and this Agreement may be null and void at the sole discretion of Tail Wind.

         5. Tail Wind hereby consents to the inclusion on the Registration Statement (as defined in the Rights Agreement) of all securities to be issued pursuant to the New Purchase Agreement and hereby waives the requirement in
Section 2(a)(i) of the Rights Agreement that the initial Registration Statement be filed no later than thirty (30) days after the Closing Date (as defined in the Purchase Agreement).

         6. The Company and Tail Wind agree that Section 1.5 of the Purchase Agreement shall be deleted in its entirety and replaced and superseded with the following Section 1.5:

                  "1.5     "Exempt Issuances" means (i) sales of shares of
         Common Stock by the Company upon conversion or exercise of any convertible securities, options or warrants outstanding prior to December 5, 2000 (ii) securities issued to employees, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement as existing on December 5, 2000 or subsequently adopted upon approval of the shareholders of the Company; (iii) securities issued to universities provided such securities are issued for other than primarily equity financing purposes and is limited to an aggregate value of no more than $5,000,000; (iv) up to $500,000 in the aggregate of the Company's securities issued to consultants of the Company; (v) securities issued to vendors, customers, suppliers, consultants, financial advisors or to other persons in similar commercial situations with the Company if such issuance is approved by the Board of Directors, provided such securities are issued for other than primarily equity financing purposes and is limited to an aggregate value of $500,000; and (vi) shares of Common Stock issued pursuant to Section 7 of that certain Purchase Agreement dated January 26, 2001 between the Company and certain investors thereto."

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         7.       The Company and Tail Wind agree that Section 7.3 of the
Purchase Agreement shall be deleted in its entirety and replaced and superseded with the following Section 7.3:

                  "7.3     Right of the Investor to Participate in Future
         Transactions. Until the expiration of the MFN Period, the Investor will have a right to participate in future capital raising transactions (which would not include an Exempt Issuance) on the terms and conditions set forth in this Section 7.3. During such period, the Company shall give seven (7) business days advance written notice to the Investor prior to any non-public offer or sale of any of the Company's equity securities or any securities convertible into or exchangeable or exercisable for such securities by providing to the Investor a comprehensive term sheet containing all significant business terms of such a proposed transaction. The Investor shall have the right to purchase up to forty-percent (40%) of such securities which are the subject of such a proposed transaction for the same consideration and on the same terms and conditions as contemplated for such third-party sale. The Investor's rights hereunder must be exercised in writing by the Investor within five (5) business days following receipt of the notice from the Company. If, subsequent to the Company giving notice to the Investor hereunder but prior to the Investor exercising its right to participate (or the expiration of the five-day period without response from the Investor), the terms and conditions of the proposed third-party sale are changed from that disclosed in the comprehensive term sheet provided to the Investor, the Company shall be required to provide a new notice to the Investor hereunder and the Investor shall have the right, which must be exercised within five (5) business days of such new notice, to exercise its rights to purchase the securities on such changed terms and conditions as provided hereunder. In the event other investors with participation rights similar to the rights of the Investor hereunder do not exercise their participation rights with respect to the proposed third-party sale, the Investor hereunder shall have the right to purchase up to all of the securities not purchased by such other investors. In the event the Investor does not exercise its rights hereunder, or affirmatively declines to engage in the proposed transaction with the Company, then the Company may proceed with such proposed transaction on the same terms and conditions as noticed to the Investor (assuming the Investor has consented to the transaction, if required, pursuant to Section 7.2 of this Agreement). The rights and obligations of this Section 7.3 shall in no way diminish the other rights of the Investor pursuant to this Section 7."

         8. In all other respects the Purchase Agreement, the Rights Agreement and the Warrant shall remain unchanged and in full force and effect.

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         IN WITNESS WHEREOF the parties have caused this Consent, Waiver and
Amendment Agreement to be duly executed as of the date first above written.

                                   INTERLEUKIN GENETICS, INC.


                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------


                                   THE TAIL WIND FUND LTD.


                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------



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                                     ANNEX A


Additional shares of Common Stock to be issued to The Tail Wind Fund Ltd.:
257,627

Adjusted Exercise Price of Warrant: $3.125

Number of additional shares of Common Stock underlying the Warrant: 128,814